As filed with the Securities and Exchange Commission on May 20, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARAMOUNT GOLD NEVADA CORP.

(Exact name of registrant as specified in its charter)

Nevada	1000	98-0138393
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

665 Anderson Street

Winnemucca, NV 89445

(775) 625-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carlo Buffone

Chief Financial Officer

Paramount Gold Nevada Corp.

665 Anderson Street

Winnemucca, NV 89445

(775) 625-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James T. Seery

Duane Morris LLP

One Riverfront Plaza

1037 Raymond Boulevard, Suite 1800

Newark, NJ 07102-5429

(973) 424-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-218295)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock	$1,414,400	$183.59

(1)

In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities which remain eligible to be sold under the registrant’s Registration Statement on Form S-3 (File No. 333-218295) is hereby registered. The registrant’s Registration Statement on Form S-3 (File No. 333-218295) registered up to a maximum aggregate offering price of $12,000,000, of which $7,072,000 remains eligible to be sold.

(2)	Pursuant to this registration statement, the registrant is registering an additional indeterminate amount of common stock with an aggregate offering price not to exceed $1,414,400.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

Pursuant to Rule 462(b) under the Securities Act, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 is being filed pursuant to Rule 462(b) and General Instruction IV.A of Form S-3, both promulgated under the Securities Act (this “Rule 462(b) Registration Statement”), for the sole purpose of increasing the aggregate dollar amount of securities registered under the Registration Statement on Form S-3 (Registration No. 333-218295) filed by Paramount Gold Nevada Corp., a Nevada corporation, with the Securities and Exchange Commission (the “Commission”) on May 26, 2017, and declared effective by the Commission on June 8, 2017 (the “Initial Registration Statement”), by $1,414,400. Pursuant to Rule 462(b) under the Securities Act, the contents of the Initial Registration Statement, including each of the documents filed by the registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are hereby incorporated by reference herein.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith. Pursuant to Rule 462(b) under the Securities Act, this Rule 462(b) Registration Statement is to be effective upon filing with the Commission.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Duane Morris LLP regarding the legality of the securities being registered.

23.1	Consent of MNP LLP, Independent Registered Public Accounting Firm

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-3 (333-218295) filed by Paramount Gold Nevada Corp. on May 26, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Rule 462(b) Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnemucca, State of Nevada on May 20, 2020.

PARAMOUNT GOLD NEVADA CORP.

By:	/s/ Carlo Buffone
Name: Carlo Buffone
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Rule 462(b) Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Rachel Goldman	Chief Executive Officer	May 20, 2020
Rachel Goldman	(Principal Executive Officer)

/s/ Carlo Buffone	Chief Financial Officer	May 20, 2020
Carlo Buffone	(Principal Financial Officer and Principal Accounting Officer)

*	Chief Operating Officer, Director and President	May 20, 2020
Glen Van Treek

*	Director	May 20, 2020
Rudi Fronk

*	Director	May 20, 2020
John Seaberg

*	Director	May 20, 2020
John Carden

*	Director	May 20, 2020
Eliseo Gonzalez-Urien

*	Director	May 20, 2020
Christopher Reynolds

*	Director	May 20, 2020
Pierre Pelletier

* Pursuant to power of attorney

By:	/s/ Carlo Buffone
Carlo Buffone, Attorney-in-Fact